As filed with the Securities and Exchange Commission on July 22, 2004

Registration Statement No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	87-0700148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 Pacific Highway East, Suite 200, Fife, Washington	98424
(Address of principal executive offices)	(Zip code)

Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan
(Full title of the plan)

John A. Hall President and Chief Executive Officer Rainier Pacific Financial Group, Inc. 3700 Pacific Highway East, Suite 200 Fife, Washington 98424 (253) 926-4000	John F. Breyer, Jr., Esquire Kristin M. Pechinsky, Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, no par value	1,181,998(1)	$16.39(2)	$19,372,947	$2,455
(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan and 2004 Management Recognition Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the registrant.
(2)	Estimated in accordance with Rule 457(h), calculated on the basis of $16.39 per share, the average of the high and low share prices of the registrant's common stock on the Nasdaq National Market on July 19, 2004.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan or the Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan, as applicable, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933.

        Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        The following documents previously or concurrently filed by Rainier Pacific Financial Group, Inc. (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-50362) filed pursuant to the Securities Exchange Act of 1934;

(b)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in Item 3(a) above; and

(c)	the description of the Registrant's common stock, no par value per share, set forth in the Registrant's Registration Statement on Form 8-A, registering the Registrant's common stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed as of August 12, 2003 and all amendments thereto or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        All information appearing in this Registration Statement is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein by reference.

Item 4.     Description of Securities

        Not Applicable

Item 5.     Interests of Named Experts and Counsel

        Not Applicable

Item 6.     Indemnification of Directors and Officers

        Article XIV of the Registrant's Articles of Incorporation requires indemnification of any person who is or was a director, officer or agent of the Registrant and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was an agent of the Registrant, against expenses, judgments, fines and amounts paid in settlement and incurred by that person in connection with such action, suit or proceeding. However, this indemnity does not apply to: (a) acts or omissions finally adjudged to violate law; (b) conduct finally adjudged to violate Section 23B.08.310 (relating to unlawful distributions by the corporation) of the Revised Code of Washington ("RCW") or (c) any transaction with respect to which it was finally adjudged that the person received a benefit in money, property or services to which that person was not legally entitled. Article XIV also provides for the authority to purchase insurance with respect thereto.

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        The Revised Code of Washington provides for indemnification of directors, officers, employees and agents in certain circumstances. RCW 23B.08.510 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the director acted in good faith, (b) the director reasonably believed that the director's conduct was in the best interests of the corporation, or in certain instances, at least not opposed to its best interests and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. However, a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. RCW 23B.08.520 provides that unless limited by the articles of incorporation, a corporation must indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. RCW 23B.08.540 provides a mechanism for court-ordered indemnification.

        RCW 23B.08.530 provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (a) the director furnishes a written affirmation of the director's good faith belief that the director has met the standard of conduct described in RCW 23B.08.510 and (b) the director furnishes a written undertaking to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

        RCW 23B.08.570 provides that unless a corporation's articles of incorporation provide otherwise, (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under RCW 23B.08.540, (2) the corporation may indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with law, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract. RCW 23B.08.580 provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the individual in that capacity, whether or not the corporation would have power to indemnify the individual against the same liability under RCW 23B.08.510 or 23B.08.520.

Item 7.     Exemption From Registration Claimed

        Not Applicable

Item 8.     Exhibits

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant(1)

4.2	Bylaws of the Registrant(1)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)
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24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan

99.2	Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan

(1)	Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-106349), filed with the Commission on June 20, 2003, and incorporated herein by reference.

Item 9.     Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                2.     That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

                3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fife, State of Washington, on July 20, 2004.

                                                                                                        RAINIER PACIFIC FINANCIAL GROUP, INC.

                                                                                                        By: /s/ John A. Hall
                                                                                                               John A. Hall
                                                                                                               President and Chief Executive Officer
                                                                                                               (Duly Authorized Representative)

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints John A. Hall his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

Signature	Title	Date

/s/ John A. Hall John A. Hall	President and Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2004

/s/ Joel G. Edwards Joel G. Edwards	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 20, 2004

/s/ Edward J. Brooks Edward J. Brooks	Chairman of the Board	July 20, 2004

/s/ Karyn R. Clarke Karyn R. Clarke	Director	July 20, 2004

/s/ Robert H. Combs Robert H. Combs	Director	July 20, 2004

/s/ Charles E. Cuzzetto Charles E. Cuzzetto	Director	July 20, 2004

/s/ Stephen M. Bader Stephen M. Bader	Director	July 20, 2004

/s/ Brian E. Knutson Brian E. Knutson	Director	July 20, 2004

/s/ Alan M. Somers Alan M. Somers	Director	July 20, 2004

/s/ Alfred H. Treleven, III Alfred H. Treleven, III	Director	July 20, 2004

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RAINIER PACIFIC FINANCIAL GROUP, INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Articles of Incorporation of the Registrant(1)

4.2	Bylaws of the Registrant(1)

4.3	Form of Certificate of Common Stock of the Registrant(1)

5	Opinion of Breyer & Associates PC

23.1	Consent of Moss Adams LLP

23.2	Consent of Breyer & Associates PC (contained in its opinion filed as Exhibit 5)

24	Power of attorney (contained in the signature page of the Registration Statement)

99.1	Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan

99.2	Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan

(1)	Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-106349), filed with the Commission on June 20, 2003, and incorporated herein by reference.

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Exhibit 5

Opinion of Breyer & Associates PC

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[Letterhead of Breyer & Associates PC]

July 22, 2004

Board of Directors
Rainier Pacific Financial Group, Inc.
3700 Pacific Highway East, Suite 200
Fife, Washington 98424

Ladies and Gentlemen:

        We have acted as special counsel to Rainier Pacific Financial Group, Inc., a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, no par value per share (the "Common Stock") of the Company which may be issued pursuant to the terms of the Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan (the "MRP") and the Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan (the "Option Plan" and with the MRP, the "Plans"), pursuant to the grant or exercise of stock options ("Options"), all as more fully described in the Registration Statement. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the number of issued and outstanding shares of Common Stock. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

        We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the Plans, a specimen stock certificate evidencing the Common Stock and such other documents and records as we have deemed necessary for purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the MRP will continue to be validly authorized on the dates that the restrictions on the Common Stock lapse; (ii) the shares of Common Stock issuable pursuant to the exercise of Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options, (iii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally), (iv) no change occurs in applicable law or the pertinent facts, (v) the Options are exercised in accordance with the terms of the Option Plan and any separate agreement evidencing the grant of such Options pursuant to the Option Plan and the exercise price due therefor, if any, is paid in accordance with the terms thereof and (vi) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, upon receipt by the Company of any consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

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Board of Directors
Rainier Pacific Financial Group, Inc.
July 22, 2004

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                                                            Sincerely,

                                                                                            /s/ Breyer & Associates PC

                                                                                            BREYER & ASSOCIATES PC

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Exhibit 23.1

Consent of Moss Adams LLP

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Consent of Independent Registered Public Accounting Firm

The Board of Directors
Rainier Pacific Financial Group, Inc.
Fife, Washington

We consent to incorporation by reference in the Registration Statement on Form S-8 of Rainier Pacific Financial Group, Inc., relating to the Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan and the Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan, of our report dated February 10, 2004, relating to the consolidated statement of financial condition of Rainier Pacific Financial Group, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 2003, which report appears in the Rainier Pacific Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2003.

                                                                                    /s/ Moss Adams LLP

Everett, Washington
July 19, 2004

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Exhibit 99.1

Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan

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RAINIER PACIFIC FINANCIAL GROUP, INC.

2004 STOCK OPTION PLAN

        1.     Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates, and aligning the interests of Participants, as defined below, with shareholders.

        2.     Definitions. The following definitions are applicable to the Plan:

        "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

        "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

        "Board" -- means the board of directors of the Corporation.

        "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

        "Code" -- means the Internal Revenue Code of 1986, as amended.

        "Committee" -- means the Company's Compensation Committee referred to in Section 3 hereof.

        "Corporation" -- means Rainier Pacific Financial Group, Inc., a Washington corporation, and any successor thereto.

        "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

        "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

        "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

        "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

        "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" -- means this Rainier Pacific Financial Group, Inc. 2004 Stock Option Plan.

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        "Shares" -- means the shares of common stock of the Corporation.

        "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, emeritus director or employee of the Corporation or any Affiliate for purposes of any other Award.

        3.     Administration. The Plan shall be administered by the Company's Compensation Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        4.     Shares Subject to Plan.

                (a)     Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 844,284 plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

                (b)     During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 200,000 Shares, subject to adjustment as provided in Section 6.

        5.     Awards.

        The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

                (a)     Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

                (b)     Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

                (c)     Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise

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date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

                (d)     Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

                (e)     Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) two years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

        6.     Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. However, any repurchases by the Corporation of its Shares shall have no affect on the number of Shares reserved for issuance under the Plan, or Awards granted under the Plan. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

        7.     Effect of Merger on Options. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

        8.     Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event, however, no Option which has previously been exercised or otherwise terminated shall become exercisable.

        9.     Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been

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transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

        10.     Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        11.     Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        12.     Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

        13.     Amendment or Termination.

                (a)     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

                (b)     The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award; provided, however, that the Committee shall not change the exercise price for an awarded Option unless pursuant to Section 6 hereof. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

        14.     Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

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Exhibit 99.2

Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan

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RAINIER PACIFIC FINANCIAL GROUP, INC.

2004 MANAGEMENT RECOGNITION PLAN

        1.     Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates.

        2.     Definitions. The following definitions are applicable to the Plan:

        "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Award" -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

        "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

        "Board" -- means the board of directors of the Corporation.

        "Code" -- means the Internal Revenue Code of 1986, as amended.

        "Committee" -- means the Company's Compensation Committee referred to in Section 3 hereof.

        "Corporation" -- means Rainier Pacific Financial Group, Inc., a Washington corporation, and any successor thereto.

        "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

        "Plan" -- means this Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan.

        "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

        "Restricted Stock" -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

        "Shares" -- means the shares of common stock of the Corporation.

        "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, emeritus director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

        3.     Administration. The Plan shall be administered by the Company's Compensation Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

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        A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

        4.     Shares Subject to Plan. Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 337,714 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

        5.     Terms and Conditions of Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

(a) At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction. Subject to applicable regulatory restrictions, if time-based, the Restricted Period shall not be less than three years and if performance-based, the Restricted Period shall not be less than one year. Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraph (c) of this Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock.

(b) If a Participant incurs a Termination of Service for any reason (other than death, disability, or normal retirement after attainment of age 65), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death, disability or normal retirement after attainment of age 65, the Restricted Period with respect to the Participant's Restricted Stock then still subject to restrictions shall thereupon lapse.

(c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

The transferability of this certificate and the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Rainier Pacific Financial Group, Inc. 2004 Management Recognition Plan. Copies of such Plan are on file in the office of the Secretary of Rainier Pacific Financial Group, Inc, P.O. Box 11628, Tacoma, Washington 98411-6628.

(d) At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

(e) Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

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        6.     Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

        7.     Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, at the election of a Participant that is made within 60 days following such date, the Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If the Participant does not make such election within 60 days following such tender offer, exchange offer, or change in control, such Shares shall continue to be vested in accordance with the other provisions of such Award; provided, however, that no Award which has previously been forfeited shall become vested.

        8.     Assignments and Transfers. During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code.

        9.     Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

        10.     Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

        11.     Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without

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notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

        12.     Amendment or Termination.

                (a)     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent (i) such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) such amendment or alteration is deemed by the Board to be of a material nature or (iii) if the Board, in its discretion, determines to seek such shareholder approval.

                (b)     The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award; provided, however, that the Committee shall not waive any Restricted Period unless pursuant to Section 5 hereof. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

        13.     Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 12 hereof.

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